UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2004 (April 20, 2004)

J. ALEXANDER’S CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-8766	62-0854056

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O Box 24300, 3401 West End Avenue, Nashville, Tennessee	37203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 269-1900

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-16.1 ERNST & YOUNG LLP LETTER

Item 4. Changes in Registrant’s Certifying Accountant.

     On April 20, 2004, the Audit Committee of the Board of Directors of J. Alexander’s Corporation (the “Company”) dismissed its independent auditors, Ernst & Young LLP (“Ernst & Young”), and engaged the services of KPMG LLP (“KPMG”) as the Company’s independent auditors for the fiscal year ending January 2, 2005. The Audit Committee of the Board of Directors is responsible for the selection and replacement of the Company’s independent auditors. The Audit Committee expressed its satisfaction with the services of Ernst & Young, which had served as the Company’s independent auditors since the Company’s inception.

     Ernst & Young’s reports on the Company’s consolidated financial statements for the fiscal years ended December 28, 2003 and December 29, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 28, 2003 and December 29, 2002 and through the date of this Form 8-K, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Ernst & Young with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Ernst & Young’s letter, dated April 26, 2004, stating its agreement with such statements.

     During the years ended December 28, 2003 and December 29, 2002 and through the date of this Form 8-K, the Company did not consult KPMG regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

     (c) Exhibits:

(16.1) Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 26, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. ALEXANDERS CORPORATION
	By:	/s/ R. Gregory Lewis
	Name:	R. Gregory Lewis
	Title:	Vice President, Chief Financial Officer and
Secretary
Date: April 26, 2004

EXHIBIT INDEX

No.	Exhibit
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 26, 2004